Exhibit 10.5

                                  ABAXIS, INC.
                             1998 STOCK OPTION PLAN

        1. Purpose. The Abaxis, Inc. 1989 Stock Option Plan (the "Initial Plan") was established to create additional incentive for employees, directors and consultants of Abaxis, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), to promote the financial success and progress of the Participating Company Group. The Initial Plan is hereby amended and restated in its entirety as the Abaxis, Inc. 1998 Stock Option Plan (the "Plan") as of July 21, 1998. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      Administration.

                (a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                (b) Options Authorized. Options may be either incentive stock options as defined in section 422 of the Code ("Incentive Stock Options") or nonstatutory stock options.

                (c) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

                (d) Administration with Respect to Insiders. With respect to the participation in the Plan of officers or directors of the Company subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the requirements, if any, of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3").

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                (e)     Compliance with Section 162(m) of the Code. In the event
a Participating Company is a "publicly held corporation" as defined in paragraph
(2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of paragraph 4(C)(i) of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

        3. Eligibility. The Options may be granted only to employees (including officers), consultants and directors of the Participating Company Group. For purposes of the foregoing sentence, "employees", "consultants" and "directors" shall include prospective employees, prospective consultants and prospective directors to whom Options are granted in connection with written offers of employment or other service relationship with the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). Any person who is not an employee on the effective date of the grant of an Option to such person may be granted only a nonstatutory stock option. An Incentive Stock Option granted to a prospective employee upon the condition that such person become an employee shall be deemed granted effective on the date such person commences employment with a Participating Company, with an exercise price determined as of such date in accordance with paragraph 6(a). An Optionee may, if otherwise eligible, be granted additional Options.

        4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued or reacquired shares of the Company's common stock (the "Stock"), subject to adjustment as provided in paragraph 9 below. The maximum number of shares of Stock which may be issued under the Plan shall be two million eight hundred eighty six thousand (2,886,000) shares. Subject to adjustment as provided in paragraph 9 below, at any such time as a Participating Company is a "publicly held corporation" as defined in paragraph 2 of Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than fifty thousand (50,000) shares; provided, however, that the foregoing limit shall be two hundred fifty thousand (250,000) shares with respect to Options granted to any person during the first fiscal year of such person's employment with the Company (the "Per Optionee Limit"). In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option.

        5. Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from July 21, 1998.

        6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option price of the Option, the exercisability of

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the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonstatutory stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

                (a) Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option price per share for a nonstatutory stock option shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an option price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonstatutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

                (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

                (c) Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (iv) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of stock option agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or

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which otherwise restrict one (1) or more forms of consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock.

                        (i) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                        (ii) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Stock to be acquired upon such exercise.

        7.      Standard Form of Stock Option Agreement.

                (a) General. Unless otherwise provided for by the Board at the time an Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the standard form of stock option agreement adopted by the Board and as amended from time to time.

                (b) Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

        8. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of stock option agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.

        9. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Per Optionee Limit set forth in paragraph 4 above and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.

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        10.     Change in Control.

                (a) Definitions. Except as otherwise determined by the Board and set forth in an Option Agreement, the following terms shall have their respective meanings set forth below:

                        (i) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                                (A)     the direct or indirect sale or exchange
in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                                (B)     a merger or consolidation in which the
Company is a party;

                                (C)     the sale, exchange, or transfer of all
or substantially all of the assets of the Company; or

                                (D)     a liquidation or dissolution of the
Company.

                        (ii) A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                        (iii) "Cause" shall mean any of the following: (A) the Optionee's theft, dishonesty, or falsification of any Participating Company documents or records; (B) the Optionee's improper use or disclosure of a Participating Company's confidential or proprietary information; (C) any action by the Optionee which has a detrimental effect on a Participating Company's reputation or business; (D) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group of, and a reasonable opportunity to cure, such failure or inability; (E) any material breach by the Optionee of any agreement of employment or service between the Optionee and the Participating Company

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Group, which breach is not cured pursuant to the terms of such agreement; or (F)
the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee's ability to perform his or her duties with the Participating Company Group.

                        (iv) "Good Reason" shall mean (A) without an Optionee's express written consent, the relocation of the principal place of such Optionee's employment to a location that is more than fifty (50) miles further from such Optionee's principal residence than such principal place of employment immediately prior to the date of the Change in Control, (B) any reduction by the Acquiring Corporation of such Optionee's base annual salary or bonus compensation in effect immediately prior to the date of the Change in Control, or (C) without such Optionee's express written consent, the assignment to such Optionee of any duties, or any limitation of such Optionee's responsibilities, inconsistent with such Optionee's positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control and the continuance thereof for a period of twenty (20) days after written notice thereof to the Acquiring Corporation from such Optionee.

                (b) Effect of a Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a Change in Control, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Change in Control, as the Board so determines. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Change in Control shall terminate effective as of the date of the Change in Control.

        In the event the Acquiring Corporation elects to assume or substitute for such outstanding Options, such outstanding Options shall continue to become exercisable and/or vested as provided in the respective stock option agreements for such Options; provided, however, that if the employment of an Optionee with the Acquiring Corporation, or any parent corporation or subsidiary corporation of the Acquiring Corporation, is terminated other than for Cause or if the Optionee resigns for Good Reason following the occurrence of a Change in Control, the outstanding Options of such Optionee shall be immediately exercisable and vested as of the date of such termination of employment.

        11. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

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        12.     Transferability of Options. During the lifetime of the
Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of the descent and distribution. Notwithstanding the foregoing, a nonstatutory stock option shall be assignable or transferable to the extent permitted by the Board and set forth in the Option Agreement evidencing such Option.

        13. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        14. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of paragraph 9), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

        15. Continuation of Initial Plan as to Outstanding Option. Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.